Former EOP Portfolio Value Creation November 17, 2017

+ Executed 2.8M SF of new and renewal deals at 32% cash rent spreads + Improved leased %1 by 160 bps, while 2.7M SF (44% of leased SF1) expired + Increased cash NOI2 by 20% (~10% annualized) + Increased cash NOI2 by 33% adjusted for Towers at Shores Center (~15% annualized) + Per Green Street Advisors, same-property NOI growth for the office sector ranged from 3-5% in ’15, ‘16 and ’173 Former EOP Portfolio Value Creation Summary 2 Sold 4 properties (1.1M SF) generating $50M of gross profit (15% premium to initial internal allocated value) For remaining 22 in-service former EOP assets (Q215-Q317): 1) Leased square footage and percent leased calculations include uncommenced leases. 2) Cash NOI is a non-GAAP financial measure. See Appendix for a definition and reconciliation to net income. 3) Green Street Advisors, Office Sector Update, August 2017.

Former EOP Portfolio Leased % and NOI Growth Tables 3 1) Leased square footage and percent leased calculations include uncommenced leases. 2) Cash NOI is a non-GAAP financial measure. See Appendix for a definition and reconciliation to net income. Peninsula 2,435,317 1,897,407 77.9% 79.4% 728,231 38.4% -1.6% 35.9% Palo Alto 1,298,990 1,112,893 85.7% 87.9% 411,871 37.0% 47.8% 47.8% Silicon Valley 3,391,382 3,100,976 91.4% 88.9% 1,520,704 49.0% 21.0% 21.0% Total 7,125,689 6,111,276 85.8% 87.4% 2,660,806 43.5% 20.4% 32.8% 22 IN-SERVICE FORMER EOP NORTHERN CALIFORNIA ASSETS Building SF Q317 Leased %1 Cumulative Expired SF (Q215-Q317) Cumulative Expired SF as % of Q215 Leased SF1 % Cash NOI2 Growth (Q215-Q317) % Cash NOI2 Growth (Q215- Q317) w/o Towers @ Shores Center Q215 Leased SF1 Q215 Leased %1

Appendix Definitions & Cash/GAAP NOI Reconciliations

5 Non-GAAP Financial Measures and Definitions NET OPERATING INCOME (NOI) NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.

Cash NOI Reconciliation to GAAP NOI 6 22 In-service Former EOP Portfolio Assets Q215 Q317 Net Income (loss) (36,083)$ 14,510$ Adjustments: Interest expense 14,113 22,461 Interest income (48) (44) Unrealized (gain) loss on ineffective portion of derivative instruments - 37 Acquisition-related expenses 37,481 598 Other expense (income) 40 (1,402) Gains on sale of real estate 591 - Income from operations 16,094$ 36,160$ Adjustments: General and administrative 10,373 13,013 Depreciation and amortization 73,592 71,158 Cash Net Operating Income (Remaining Portfolio) (39,072) (60,127) GAAP Adjustment (20,674) (11,662) Cash Net Operating Income 40,313$ 48,542$ Total GAAP Net Operating Income 100,059$ 120,331$

Contact Info: Laura Campbell Vice President, Head of Investor Relations (310) 622-1702 lcampbell@hudsonppi.com